Exhibit 99.2

CubeSmart Announces $560 Million Acquisition of Industry Leading Self-Storage

Portfolio in the Greater New York City Area

CubeSmart Announces 7.9% Same-Store NOI Growth and Preliminary Q3 2011 Results

Company Release - 10/24/2011

WAYNE, PA — (MARKET WIRE) — 10/24/11 — CubeSmart (NYSE: CUBE) announced today that it has entered into an agreement to acquire a $560 million portfolio of high-quality self-storage facilities in the greater New York City area from Storage Deluxe.

Acquisition Overview

The Company has entered into a contract to acquire 22 Class A self-storage facilities from Storage Deluxe for total consideration of $560 million, including the assumption of $88 million of existing secured indebtedness. Following the closing of the transaction, the Company will be the largest owner, by number of assets, of self-storage facilities in New York City, with a total of 21 owned facilities.

Storage Deluxe Assets Overview

		Total	Current
	# of	Rentable		Avg. Asking	Avg. Realized
Market	Assets	Square Feet	Occupancy	Rent PSF(1)	Rent PSF(2)
Operating
Brooklyn	5	274,402	87.8%	$35.38	$30.18
Queens	2	123,100	74.3%	27.71	20.72
Bronx	8	742,805	85.9%	33.17	28.19
Westchester	3	196,235	83.5%	28.58	23.69
Connecticut	2	163,340	81.3%	22.45	17.91
Pennsylvania	1	45,145	66.5%	16.43	12.07
Operating Total / Wtd. Avg.	21	1,545,027	84.0%	$30.92	$26.07

Development
Bronx	1	50,225	NA	NA	NA
Combined Total / Wtd. Avg.	22	1,595,252

(1)          Average asking rent per square foot represents annualized contractual rents per available square foot as of June 30, 2011

(2)          Average realized rent per square foot is computed by dividing annualized rental income by the weighted average occupied square feet for the three months ended June 30, 2011

The portfolio contains approximately 1.6 million rentable square feet, including a recently opened 50,000 square foot property located in the Bronx. The Company considers 13 of the 21 operating assets to be at stabilized physical occupancy. These stabilized properties were 87.1% occupied at June 30, 2011. This segment of the portfolio has a weighted average date opened of December 2003. The remaining eight operating assets considered to have lease-up opportunity were 78.3% occupied at June 30, 2011, with a weighted average date opened of August 2007.  The portfolio, excluding the Bronx development asset that opened in September 2011, was 84.0% occupied as of June 30, 2011. The weighted average population within the three-mile trade ring of the assets is 828,000 and 68% of the households are renters (data as of 4/14/2011, source: STDB Online).

CubeSmart’s President and Chief Investment Officer Christopher Marr said, “This transaction accelerates the portfolio transition that management began in 2008, further improving our demographics, margins and rent per square foot. Going forward, more than 60% of our portfolio net operating income will be derived from our core markets, a 43% improvement from January 2008.  The New York, Miami, Washington DC, Chicago and Dallas metro areas will be our top 5 markets upon completion of this acquisition.”

Under the terms of the contract there will be two separate closings. The first closing will consist of 16 unencumbered assets with a purchase price of approximately $357.3 million. The Company anticipates completing the first closing in the fourth quarter of 2011. The second closing with a purchase price of approximately $202.7 million will consist of six assets encumbered with $88 million of secured debt that CubeSmart will be assuming.  This second closing will take place immediately following the completion of the loan assumption process and the Company anticipates this occurring in the first quarter of 2012. The acquisition is subject to customary closing conditions, including lender consent with respect to the debt that will be assumed.

Eastdil Secured / Wells Fargo Securities served as financial advisor to CubeSmart on the acquisition. In connection with entering into this contract, the Company has received $300 million of combined preferred and debt bridge financing commitments (“Bridge Loan Facility”) from Wells Fargo, which the Company, at its option, may draw upon to fund a portion of the purchase price for the Storage Deluxe assets. Under the terms of this bridge financing, $100 million is in the form of floating rate unsecured debt and $200 million is in the form of unregistered preferred securities. Both the debt and preferred securities may be prepaid by the Company at any time without penalty. Additionally, the Company has an undrawn $250 million line of credit that may be used to fund the transaction if needed.

Key Q3 2011 Highlights

CubeSmart announced preliminary summary operating results for the three and nine months ended September 30, 2011. The Q3 2011 earnings do not reflect the impact of the Storage Deluxe acquisition, as it has not yet closed.  The following results are preliminary and are subject to change.  Currently, the Company expects to report:

•                  Funds from Operations (“FFO”)

•                  FFO of $0.17 to $0.18 per share for the three months ended September 30, 2011, representing growth of 31% to 38% compared to $0.13 per share reported for the three months ended September 30, 2010.

•                  Same-store Revenue (332 same-store facilities)

•                  3rd quarter - Same-store total revenue increase of 4.0% from the third quarter of 2010.

•                  Nine months ended - Same-store total revenue increase of 3.7% in 2011 over 2010.

•                  Same-store Property Operating Expenses

•                  3rd quarter - Same-store property operating expenses decrease of 2.1% compared to the third quarter of 2010.

•                  Nine months ended - Same-store property operating expenses increase of 1.1% in 2011 over 2010.

•                  Same-store Net Operating Income (“NOI”)

•                  3rd quarter - Same-store NOI increase of 7.9% from the third quarter of 2010.

•                  Nine months ended - Same-store NOI increase of 5.4% in 2011 over 2010.

•                  Same-store Physical Occupancy

•                  At September 30, 2011, ending physical occupancy increase of 310 basis points to 80.8% compared to 77.7% at September 30, 2010.

Reconciliation of estimated FFO per diluted share to estimated earnings per share

	Range
Estimated earnings per diluted share allocated to common shareholders	$0.06	-	$0.07
Plus: estimated real estate depreciation and amortization	0.16	-	0.16
Less: estimated gains on sale of real estate	(0.04)	-	(0.04)
Less: estimated non-controlling interests in subsidiaries’ share of FFO	(0.01)	-	(0.01)
Estimated FFO per diluted share	$0.17	-	$0.18

The Company intends to release complete financial results for the three months ended September 30, 2011 on Thursday, November 3, 2011. An accompanying conference call will be held at 11:00 am ET on Friday, November 4, 2011.

A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.CubeSmart.com. The dial-in numbers are 1-877-317-6789 for domestic callers and +1-412-317-6789 for international callers.

After the live Web cast, the call will remain available on CubeSmart’s Web site for 30 days. In addition, a telephonic replay of the call will be available until December 4, 2011. The replay dial-in number is 877-344-7529 for domestic callers and +1-412-317-0088 for international callers. The reservation number for both is 10005470.

About the Company

CubeSmart is a self-administered and self-managed real estate investment trust. CubeSmart owns or manages 456 facilities across the United States and operates the CubeSmart Network, which consists of approximately 838 additional self-storage facilities. The Company plans to exceed Customer expectations by adding more personalized services and technology to some of the best storage spaces around.

CubeSmart services include storage customization, logistics services, comprehensive moving services, organizational services, and office amenities. The Company’s self-storage facilities are designed to offer affordable, easily accessible, secure, and in most locations, climate-controlled storage space for residential and commercial customers, as well as boat storage and mini storage. According to the 2011 Self Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the U.S.

For more information about business and personal storage or to learn more about the company and find a nearby storage facility, visit www.CubeSmart.com or call 800-800-1717. Visitors to CubeSmart.com can also view the sizes and features of individual self-storage units, reserve storage space, and pay their storage bills online using a safe, secure online payment function.  For more information about business or personal storage visit us online or call CubeSmart(sm) toll free at 1-800-800-1717.

Non-GAAP Performance Measurements

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in earnings of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

We consider our same-store portfolio to consist of only those facilities owned, and operated on a stabilized basis, at the beginning and at the end of the applicable periods presented.  Same-store results are considered to be useful to investors in evaluating our performance as they provide information relating to changes in facility-level operating performance without taking into account the effects of acquisitions, developments or dispositions.

Forward-Looking Statements

Although the Company believes the expectations reflected in any forward-looking statements in this press release are based on reasonable assumptions, there can be no assurance that such expectations will be achieved. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and described from time to time in the Company’s filings with the SEC. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Company Contact:

CubeSmart

Timothy M. Martin

Chief Financial Officer

(610) 293-5700